SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.     )

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ENCORE WIRE CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ENCORE WIRE CORPORATION
1410 Millwood Road
McKinney, Texas 75069

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 4, 2004

NOTICE is hereby given that the annual meeting of stockholders of Encore Wire Corporation (the “Company”) will be held on Tuesday, May 4, 2004, at 9:00 a.m., local time, at the Company’s offices, 1411-A Millwood Road, McKinney, Texas, 75069, for the following purposes:

(1)	To elect a Board of Directors for the ensuing year;

(2)	To ratify the appointment of Ernst & Young LLP as auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2004; and

(3)	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on March 5, 2004 are entitled to notice of and to vote at the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Company’s 2003 Annual Report, containing a record of the Company’s activities and consolidated financial statements for the year ended December 31, 2003, is also enclosed.

Dated: April 1, 2004.

By Order of the Board of Directors

FRANK J. BILBAN Secretary

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. IF YOU DO ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THE PROMPT RETURN OF PROXIES WILL INSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION.

ENCORE WIRE CORPORATION
1410 Millwood Road
McKinney, Texas 75069

PROXY STATEMENT

For Annual Meeting of Stockholders
To be Held on May 4, 2004

GENERAL

The accompanying proxy is solicited by the Board of Directors (the “Board” or the “Board of Directors”) of Encore Wire Corporation (the “Company” or “Encore”) for use at the annual meeting of stockholders of the Company to be held at the time and place and for the purposes set forth in the foregoing notice. The approximate date on which this proxy statement and the accompanying proxy are first being sent to stockholders is April 1, 2004.

The cost of soliciting proxies will be borne by the Company. The Company may use certain of its officers and employees (who will receive no special compensation therefor) to solicit proxies in person or by telephone, facsimile, telegraph or similar means.

Proxies

Shares entitled to vote and represented by a proxy in the accompanying form duly signed, dated and returned to the Company and not revoked, will be voted at the meeting in accordance with the directions given. If no direction is given, such shares will be voted for the election of the nominees for directors named in the accompanying form of proxy and in favor of the other proposal set forth in the notice. Any stockholder returning a proxy may revoke it at any time before it has been exercised by giving written notice of such revocation to the Secretary of the Company, by filing with the Company a proxy bearing a subsequent date or by voting in person at the meeting.

Voting Procedures and Tabulation

The Company will appoint one or more inspectors of election to conduct the voting at the meeting. Prior to the meeting, the inspectors will sign an oath to perform their duties in an impartial manner and to the best of their abilities. The inspectors will ascertain the number of shares outstanding and the voting power of each share, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law.

The inspectors will tabulate the number of votes cast for or withheld as to the vote on each nominee for director and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as to the proposal to ratify the appointment of the auditors. A majority of the Common Stock outstanding and entitled to vote at the meeting must be present in person or represented by proxy in order to constitute a quorum. Directors are elected by a plurality of the shares of Common Stock present in person or by proxy at the meeting and entitled to vote thereat. Under Delaware law and the Company’s Certificate of Incorporation and Bylaws, abstentions and broker non-votes will have no effect on voting on the election of directors, provided a quorum is present. The proposal to ratify the appointment of auditors will be approved by a vote of a majority of the holders of shares of Common Stock having voting power present in person or represented by proxy. An abstention with respect to such proposal will therefore effectively count as a vote against such proposal. A broker non-vote or other limited proxy as to the proposal to ratify the auditors will be counted towards a meeting quorum, but such broker non-vote cannot be voted on such proposal and therefore will not be considered a part of the voting power with respect to the proposal. This has the effect of reducing the number of stockholder votes required to approve that proposal.

Voting Securities

The only voting security of the Company outstanding is its Common Stock, par value $.01 per share. Only the holders of record of Common Stock at the close of business on March 5, 2004, the record date for the meeting, are entitled to notice of, and to vote at, the meeting. On the record date, there were 15,308,688 shares of Common Stock outstanding and entitled to be voted at the meeting. A majority of such shares, present in person or by proxy, is necessary to constitute a quorum. Each share of Common Stock is entitled to one vote.

PROPOSAL ONE

ELECTION OF DIRECTORS

The business and affairs of the Company are managed by the Board of Directors, which exercises all corporate powers of the Company and establishes broad corporate policies. The Bylaws of the Company provide for eight directors. At the meeting, eight directors will be elected.

Directors are elected by plurality vote, and cumulative voting is not permitted. All duly submitted and unrevoked proxies will be voted for the nominees for director selected by the Board of Directors, except where authorization to vote is withheld. If any nominee should become unavailable for election for any presently unforeseen reason, the persons designated as proxies will have full discretion to vote for another person designated by the Board. Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. In April, 2003, Phil J. Pringle, a valued director of the Company since 1990, passed away. As permitted by the Bylaws of the Company, the Board of Directors elected Thomas L. Cunningham as a director on May 28, 2003 to fill the vacancy created by Mr. Pringle’s death.

The nominees of the Board for directors of the Company are named below. Each of the nominees has consented to serve as a director if elected. The table below sets forth certain information with respect to the nominees. All of the nominees are presently directors of the Company. With the exception of John H. Wilson, all of the nominees have served continuously as directors since the date of their first election or appointment to the Board. Mr. Wilson served as a director of Encore from April 1989 until May 1993 and was re-elected to the Board in May 1994.

Vincent A. Rego, age 80, Director since 1989.	Mr. Rego has been Chairman of the Board since Encore’s inception in 1989. In October 1997, Mr. Rego was named President and Chief Executive Officer of the Company. He served as President until May 1998. From 1978 until 1988, Mr. Rego served as President, Chief Executive Officer and Chairman of the Board of Capital Wire and Cable Corporation (“Capital Wire”), which was purchased by General Cable Corporation in 1988. Prior thereto, Mr. Rego was associated with predecessors of Capital Wire in various executive capacities.

Donald E. Courtney, age 73, Director since 1989.	Mr. Courtney has been President and Chairman of the Board of Directors of Investech, Ltd., which is a private importing firm, since 1994. Mr. Courtney is also currently Chairman of Tempo Lighting, Inc.

Daniel L. Jones, age 40, Director since May 1994.	Mr. Jones has been President and Chief Operating Officer of the Company since May 1998. In May 1997, Mr. Jones was named Executive Vice President of the Company, and in October 1997, he was named Chief Operating Officer. He previously held the position of Vice President-Sales and Marketing of Encore from 1992 to May 1997, after serving as Director of Sales since joining the Company in November 1989.

William R. Thomas, age 75, Director since 1989.	Mr. Thomas has been President since 1980 and Chairman of the Board since 1982 of Capital Southwest Corporation, a publicly owned venture capital investment firm. Mr. Thomas is currently a director of Alamo Group, Inc. which provides mowing equipment for agricultural, commercial and governmental users, and Palm Harbor Homes, Inc., a manufactured housing company. Mr. Thomas was formerly a director of Capital Wire and Cable Corporation.

John H. Wilson, age 61, Director from 1989 until May 1993 and since May 1994.	Mr. Wilson has been President of U.S. Equity Corporation, a venture capital firm, since 1983 and served as President of Whitehall Corporation from May 1995 to July 1998. Mr. Wilson is currently a director of Capital Southwest Corporation and Palm Harbor Homes, Inc., a manufactured housing company. Mr. Wilson formerly served as a director of Capital Wire and Cable Corporation.

Joseph M. Brito, age 81, Director since October 1997.	Mr. Brito has been President of C.B. Utility Co., C. Brito Construction Co. and Brito Enterprises, Inc., public utility contracting firms, for more than ten years. Mr. Brito is also a general partner of Tupelo Realty and Brito Associates, real estate development companies, and an officer of 1776 Liquors, Ltd. of Bristol, a liquor retailer. Mr. Brito has also served on the regional advisory board of Fleet National Bank, as regional Vice President of the National Utility Contractors Association and as Administrative Vice President of the Rhode Island Contractors Association.

Scott D. Weaver, age 45, Director since May 2002.	Mr. Weaver has been the Vice President and Chief Financial Officer of Western Refining Company, an independent refining and marketing company located in El Paso, Texas since June 2000. From 1993 until June 2000, Mr. Weaver was the Vice President-Finance, Treasurer and Secretary of the Company. Prior to 1993, Mr. Weaver was responsible for the financial oversight of assisted acquisitions of certain failed savings and loan institutions as an employee of Federal Depository Insurance Corporation, served as the Vice President-Finance of 2M Companies, a Dallas investment company and was employed by the public accounting firm of Ernst & Young LLP.

Thomas L. Cunningham, age 60, Director since May 2003.	Mr. Cunningham, since January 1997 and for other earlier interim periods in 1991-92, has been self-employed as a Certified Public Accountant. As part of his CPA practice, Mr. Cunningham is currently licensed as a financial advisor under NASD Series 24 and 7 by H. D. Vest Financial Services. From 1993 through 1996, Mr. Cunningham worked as a senior equity research analyst covering special situations with William K. Woodruff Incorporated and Rauscher Pierce Refsnes Inc. (now RBC Dain Rauscher). Mr. Cunningham served over 28 years at Ernst & Young LLP (and predecessor firms) where he withdrew as a partner in September 1991. Mr. Cunningham also serves as a director and is Chairman of the Audit Committee of HealthAxis, Inc., and from December 1991 through October 2003 was a director and Chairman of the Audit Committee of Bluebonnet Savings Bank FSB, Dallas, Texas. Bluebonnet was liquidated as a profitable savings bank in October 2003.

There are no family relationships between any of the nominees or between any of the nominees and any executive officer of the Company. Mr. Thomas and Mr. Wilson were originally elected to the Board of Directors of the Company pursuant to the terms of an investment purchase agreement entered into in connection with the formation of the Company in 1989. The director election provisions of the agreement were terminated in connection with the Company’s initial public offering in 1992.

In connection with the Company’s long-standing commitment to conduct its business in compliance with applicable laws and regulations and in accordance with its ethical principles, the Board of Directors has adopted a Code of Business Conduct and Ethics applicable to all employees, officers, directors, and advisors of the Company. The Code of Business Conduct and Ethics of the Company is available under the “Investor Relations – Corporate Governance” section of the Company’s website at http://www.encorewire.com, and is incorporated herein by reference.

The Board has determined that Scott D. Weaver and Thomas L. Cunningham are the “audit committee financial experts” of the Company, as defined in the rules established by the National Association of Securities Dealers, Inc. (the “NASD”) and the Securities and Exchange Commission (the “SEC”).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE NOMINEES SET FORTH ABOVE

CORPORATE GOVERNANCE AND OTHER BOARD MATTERS

Board Independence

The Board has determined that each of the current directors standing for election, except the Chairman of the Board, the Chief Operating Officer, and Donald E. Courtney, is “independent” as defined by Rule 4200(a)(15) of the listing standards of the NASD. Furthermore, the Board has determined that each of the current members of each of the committees of the Board of Directors is “independent” within the rules set forth in the listing standards of the NASD.

Board Structure and Committee Composition

As of the date of this proxy statement, the Board has eight directors and the following three committees: Audit, Compensation, and Nominating and Corporate Governance. The membership and function of each committee is described below. Each of the committees operates under a written charter adopted by the Board of Directors. A copy of each charter is available under the “Investor Relations – Corporate Governance” section of the Company’s website at http://www.encorewire.com.

During the Company’s fiscal year ended December 31, 2003, the Board of Directors held a total of four meetings. Each director attended at least 75% of the aggregate of such meetings held during the period in which such director served and the meetings held by all committees on which such director served. Directors are encouraged to attend annual meetings of the stockholders of the Company. All of the directors attended the last annual meeting of stockholders.

Audit Committee

The current members of the Audit Committee are Scott D. Weaver (Chairman), Thomas L. Cunningham, and John H. Wilson. The members of the Audit Committee during fiscal year 2003 were Donald E. Courtney (Chairman), John H. Wilson, and Joseph M. Brito. The Audit Committee met five times during 2003. The role of the Audit Committee is to review, with the Company’s auditors, the scope of the audit procedures to be applied in the conduct of the annual audit as well as the results of the annual audit. The Audit Committee works closely with management as well as the Company’s independent auditors. A complete description of the Audit Committee’s responsibilities is set forth in the Amended and Restated Charter of the Audit Committee of the Board of Directors, which is attached hereto as Appendix A, and is also available under the “Investor Relations – Corporate Governance” section of the Company’s website at http://www.encorewire.com.

Compensation Committee

The current members of the Compensation Committee are William R. Thomas (Chairman), Joseph M. Brito and John H. Wilson. The members of the Compensation Committee during fiscal year 2003 were William R. Thomas (Chairman), Donald E. Courtney, and John H. Wilson. The Compensation Committee met four times during 2003. The role of the Compensation Committee is to review the performance of officers, including those officers who are also members of the Board, and to set their compensation. The Compensation Committee also supervises and administers the Company’s stock option plans and all other compensation and benefit policies, practices and plans of the Company. A complete description of the Compensation Committee’s responsibilities is set forth in the Compensation Committee Charter, which is available under the “Investor Relations – Corporate Governance” section of the Company’s website at http://www.encorewire.com.

Nominating and Corporate Governance Committee

The current members of the Nominating and Corporate Governance Committee are John H. Wilson (Chairman), Joseph M. Brito, and William R. Thomas. Since the Nominating and Corporate Governance Committee was created in February of 2004, the Nominating and Corporate Governance Committee did not hold any meetings during fiscal year 2003. The Nominating and Corporate Governance Committee assists the Board by identifying individuals qualified to become Board members, advises the Board concerning Board membership, leads the Board in an annual review, and recommends director nominees to the Board. A complete description of the Nominating and Corporate Governance Committee’s responsibilities is set forth in the Nominating and Corporate Governance Committee Charter, which is available under the “Investor Relations – Corporate Governance” section of the Company’s website at http://www.encorewire.com, and is incorporated herein by reference.

Consideration of Director Nominees

Stockholder nominees

The policy of the Nominating and Corporate Governance Committee is to consider properly submitted nominations for candidates for membership on the Board, as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such nominations, the Nominating and Corporate Governance Committee shall address the membership criteria adopted by the Board as described below in “Director Qualifications.” Any stockholder director nomination proposed for consideration by the

Nominating and Corporate Governance Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:

Nominating and Corporate Governance Committee c/o Corporate Secretary Encore Wire Corporation 1410 Millwood Road McKinney, Texas 75069

Director Qualifications

The Board has adopted criteria that apply to nominees recommended by the Nominating and Corporate Governance Committee for a position on Encore’s Board. Among the qualifications provided by the criteria, members should be of the highest ethical character and share the values of the Company. Directors should have reputations consistent with the image and reputation of Encore and should be highly accomplished in their respective fields, possessing superior credentials and recognition. Directors should also be active or former senior executive officers of public or significant private companies or leaders in various industries, including the electrical wire and cable industry. Directors should also have the ability to exercise sound business judgment.

Identifying and Evaluating Nominees for Directors

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. Upon the need to add a new director or fill a vacancy on the Board, the Nominating and Corporate Governance Committee will consider prospective candidates. Candidates for director may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms, stockholders, or other persons as provided by the Charter of the Nominating and Corporate Governance Committee. As described above, the Nominating and Corporate Governance Committee considers properly submitted stockholder nominations for candidates to the Board. Following verification of stockholder status of persons proposing candidates, recommendations are aggregated and considered by the Nominating and Corporate Governance Committee along with the other recommendations. In evaluating such nominations, the Nominating and Corporate Governance Committee shall address the membership criteria adopted by the Board as described above in “Director Qualifications,” which seeks to achieve a balance of knowledge, experience, and expertise on the Board.

Stockholder Communications with the Board

The Board provides a process for stockholders of the Company to send written communications to the entire Board. Stockholders of the Company may send written communications to the Board c/o Corporate Secretary, Encore Wire Corporation, 1410 Millwood Road, McKinney, Texas 75069. All communications will be compiled by the Corporate Secretary of the Company and submitted to the Board on a periodic basis.

Report of the Audit Committee

To the Stockholders of Encore Wire Corporation:

The Audit Committee of the Board of Directors oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial reporting process including the Company’s system of internal controls, and the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes.

It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. Members of the Audit Committee are not employees of the Company and may not represent themselves to be or to serve as accountants or auditors by profession or experts in the fields of accounting or auditing. As a result, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company’s financial statements.

In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements in the Company’s Annual Report referred to below, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statements on Auditing Standards No. 61. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures and letter received from the independent auditors as required by the Independence Standards Board Standard No. 1, and has considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent accountants are in fact “independent.”

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audits. The Audit Committee has met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit Committee held five meetings during fiscal year 2003.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended the selection of Ernst & Young LLP as the Company’s independent auditors.

AUDIT COMMITTEE

Scott D. Weaver, Chairman John H. Wilson Thomas L. Cunningham

The above report of the Audit Committee and the information disclosed above related to Audit Committee independence under the heading “Board Independence” shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), and such information shall not be deemed to be incorporated by reference into any filing made by the Company under the Exchange Act or under the Securities Act of 1933 (the “Securities Act”).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS

AND EXECUTIVE OFFICERS

     The following table sets forth, as of March 5, 2004, the beneficial ownership of Common Stock of the Company (the only equity securities of the Company presently outstanding) by (i) each director and nominee for director of the Company, (ii) the named executive officers listed in the Summary Compensation Table elsewhere in this proxy statement, (iii) all directors and executive officers of the Company as a group and (iv) each person who was known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock.

	Common Stock
	Beneficially Owned (1)

	Number		Percent of
Name	of Shares		Class

Directors and Nominees for Director
Vincent A. Rego	1,489,469	(2)	9.73%
Donald E. Courtney	189,462		1.24%
Daniel L. Jones	221,644	(3)	1.43%
William R. Thomas	—	(4)	—
John H. Wilson	—	(4)	—
Joseph M. Brito	30,050	(5)	.20%
Scott D. Weaver	25,000		.16%
Thomas L. Cunningham	8,000		.05%
Named Executive Officer (excluding directors and nominees named above)
Frank J. Bilban	35,438		.23%
David K. Smith	97,873	(6)	.64%
All Directors and Executive
Officers as a group (10 persons)	2,096,936	(7)	13.36%
Beneficial Owners of More than 5% (excluding persons named above)
Capital Southwest Corporation	2,724,500	(8)	17.80%
Strong Capital Management Inc.	1,733,343	(9)	11.32%

(1)	Except as otherwise indicated, each stockholder named in the table has sole voting and investment power with respect to all shares indicated as being beneficially owned by such stockholder.

(2)	Includes 1,236,985 shares of Common Stock held by Dorvin Partners, L.P., a family limited partnership. The general partner of Dorvin Partners, L.P. is a trust, and its limited partners are eight separate family trusts for the benefit of Mr. Rego’s two sons. Mr. Rego serves as trustee for the general partner trust and is a co-trustee of four of the limited partnership trusts. Mr. Rego has sole power to vote or to direct the vote and the sole power to dispose of or to direct the disposition of all 1,236,985 shares of Common Stock held by Dorvin Partners.

(3)	Includes 145,438 shares of Common Stock subject to stock options that are exercisable within 60 days, 6,750 shares of Common Stock owned by Mr. Jones’ spouse and 225 shares owned for the benefit of Mr. Jones’ minor son. Mr. Jones disclaims beneficial ownership of the shares owned by his spouse.

(4)	William R. Thomas and John H. Wilson, directors of the Company, are both directors of, and Mr. Thomas is President and Chairman of the Board of, Capital Southwest Corporation. As indicated in the table, Capital Southwest Corporation is a principal stockholder of the Company. Mr. Thomas and Mr. Wilson may be deemed to share voting and investment power with respect to the 2,724,500 shares of Common Stock beneficially owned by Capital Southwest Corporation. Mr. Thomas and Mr. Wilson each disclaim beneficial ownership of such shares.

(5)	Includes 10,000 shares of Common Stock held by the Brito Family Limited Partnership.

(6)	Includes 20,000 shares of Common Stock subject to stock options that are exercisable within sixty days.

(7)	Includes an aggregate of 145,438 shares of Common Stock that directors and executive officers have the right to acquire within 60 days pursuant to the exercise of stock options, but does not include 2,724,500 shares beneficially owned by Capital Southwest Corporation as to which Mr. Thomas and Mr. Wilson may be deemed to share voting and investment power as directors and, in the case of Mr. Thomas, as an officer, of Capital Southwest Corporation because Mr. Thomas and Mr. Wilson disclaim beneficial ownership of such shares.

(8)	As reported in a Schedule 13D filed October 9, 1998 with the SEC by Capital Southwest Corporation showing its beneficial ownership of Company stock, including 1,849,500 shares held by Capital Southwest Venture Corporation, a wholly-owned subsidiary of Capital Southwest Corporation.

(9)	As reported in a Schedule 13G/A filed February 17, 2004 with the SEC by Strong Capital Management, Inc. (“Strong”) and Richard S. Strong, showing Strong’s beneficial ownership of Common Stock and reporting that it beneficially owns all of the shares with shared voting and dispositive power.

The respective addresses of the holders of more than five percent of the Common Stock of the Company are as follows: Capital Southwest Corporation, 12900 Preston Road, Dallas, Texas 75230; Strong Capital Management, Inc., 100 Heritage Reserve, Menomonee Falls, Wisconsin 53051: and Vincent A. Rego, 1410 Millwood Road, McKinney, Texas 75069.

EXECUTIVE COMPENSATION

The Compensation Committee Report appearing below and the information presented herein under the caption “Executive Compensation — Performance Graph” shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and such information shall not be deemed to be incorporated by reference into any filing made by the Company under the Exchange Act or under the Securities Act.

Report of the Compensation Committee on Executive Compensation

To the Stockholders of Encore Wire Corporation:

The Compensation Committee of the Board of Directors (the “Compensation Committee”) administers the compensation program for executive officers and certain key employees of the Company and makes all related decisions. The Compensation Committee also administers the Company’s employee stock option plans, based on the recommendation of the Chief Executive Officer, and grants stock options to employees of the Company under such plans.

The goals of the Company’s compensation program are to attract, retain and motivate competent executive officers who have the experience and ability to contribute to the long-term success of the Company. The individual judgments made by the Compensation Committee are subjective and are based largely on the Compensation Committee’s perception of each executive’s contribution to both past performance and the long-term growth potential of the Company. The principal elements of compensation for executive officers are base salary, discretionary bonus payments and stock options.

In setting the base salaries for the executive officers and certain key employees, including the Chief Executive Officer, the Compensation Committee considers individual contributions to the Company’s performance, length of tenure with the Company, internal equities among positions and compensation levels for comparable positions in companies of similar types and sizes.

From time to time, the Compensation Committee grants stock options under the Company’s amended 1999 Stock Option Plan to executive officers and key employees to align their long-term interests with those of the Company’s stockholders. During 2003, no executive officers received any stock option grants.

At December 31, 2003, unexercised options covering 179,076 shares under the 1989 Stock Option Plan and 566,249 shares under the amended 1999 Stock Option Plan were outstanding and 39,500 shares remained available for future stock option grants under the amended 1999 Stock Option Plan.

Stock options are granted at exercise prices not less than the fair market value on the date of the grant and thus will have no value unless the value of the Company’s Common Stock appreciates. The Compensation Committee believes that stock options provide a significant incentive for the option holders to enhance the value of the Company’s Common Stock by continually improving the Company’s performance.

COMPENSATION COMMITTEE

William R. Thomas, Chairman Joseph M. Brito John H. Wilson

Summary Compensation

The following table sets forth summary information regarding the compensation awarded to, earned by or paid to the Company’s Chief Executive Officer and the three other executive officers in 2003 for the years indicated.

SUMMARY COMPENSATION TABLE

					Long Term
					Compensation
		Annual Compensation			Awards
				Other	Securities
Name and				Annual	Underlying
Principal Position	Year	Salary ($)	Bonus ($)	Compensation ($)	Options(#)

Vincent A. Rego	2003	350,000	250,000	7,999	—
Chairman and Chief	2002	350,000	—	3,919	—
Executive Officer	2001	250,000	300,000	3,186	—
Daniel L. Jones	2003	250,000	250,000	26,713	—
President and Chief	2002	250,000	—	23,468	—
Operating Officer	2001	200,000	175,000	22,885	75,000
Frank J. Bilban	2003	160,000	70,000	10,255	—
Vice President -	2002	160,000	—	11,664	—
Finance, Treasurer	2001	145,000	60,000	8,316	75,000
and Secretary
David K. Smith	2003	160,000	40,000	6,098	—
Vice President -	2002	160,000	—	6,838	—
Operations	2001	146,000	60,000	7,456	50,000

Defined Benefit Plans and Other Arrangements

The Company has no defined benefit plans and has not entered into any agreements or arrangements with respect to any of its executive officers.

Option Grants

No Common Stock options were granted to any named executive officer during 2003.

Option Exercises and Year-End Values

The following table summarizes the number and value of options exercised during 2003, as well as the number and value of unexercised options, as of December 31, 2003, held by each of the named executive officers.

Aggregated Option Exercises in 2003 and December 31, 2003 Option Value

Value of
			Number of	Unexercised
			Unexercised	In-the-Money
			Options at	Options at
			FY-End (#)	FY-End ($)(1)
	Shares Acquired		Exercisable/	Exercisable/
Name	On Exercise (#)	Value Realized ($)	Unexercisable	Unexercisable

Vincent A. Rego	—	—	0 shares/	$0/
			0 shares	0
Daniel L. Jones	—	—	145,438 shares/	$1,471,164/
			65,000 shares	510,500
Frank J. Bilban	—	—	42,000 shares/	$384,950/
			53,000 shares	455,175
David K. Smith	—	—	44,188 shares/	$393,064/
			74,188 shares	189,000

(1)	The closing sales price per share on December 31, 2003 was $17.85 as reported by the National Association of Securities Dealers Automated Quotation System.

The section entitled “Equity Compensation Plan Information” appearing in Item 5. of the Company’s Form 10-K for the year ending December 31, 2003, sets forth certain information with respect to the Company’s equity compensation plan and is incorporated herein by reference.

Compensation of Directors

Directors do not receive fees for attending meetings of the Board of Directors or any committee thereof. The Company does, however, reimburse directors for reasonable travel, lodging and related expenses incurred in attending Board and committee meetings.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during fiscal year 2003 were William R. Thomas, John H. Wilson, and Donald E. Courtney. None of the members of the Compensation Committee was an officer or employee of the Company in the past fiscal year. None of the members has ever served as an officer of the Company. During fiscal year 2003, Mr. Courtney’s son-in-law was a 40% owner of Lone Star Reel Corporation and Aegis Pallet. Lone Star Reel sells reels to the Company, and Aegis Pallet sells pallets to the Company. See the section titled “Certain Relationships and Related Transactions” below.

Certain Relationships and Related Transactions

The Company uses H & A Trucking for a minor percentage of its freight services. H & A is one of many freight carriers the Company does business with. H & A Trucking is wholly-owned by the mother of Daniel L. Jones, a nominee for Director and the Company’s President. The Board of Directors has approved the continued use of the transportation services of H & A Trucking and determined that these services are at rates no less favorable than are available from non-affiliated parties. During the year ended December 31, 2003, the Company paid H & A Trucking approximately $272,000 for these services on the basis of rates the Company believes compare favorably with rates charged by other common carriers. The rates charged by H & A are filed with the Interstate Commerce Commission.

The Company buys reels on which wire is wound, from Lone Star Reel Corporation as well as other reel suppliers. Reels of various types are used by the Company to wind both in process and finished wire. Lone Star Reel is 40% owned by the son-in-law of Donald E. Courtney, a nominee for Director. This same ownership group owns Aegis Pallet, which sell pallets to the Company. The Company buys pallets from several suppliers, including Aegis Pallet. The Board of Directors has approved the continued use of Lone Star Reel and Aegis Pallet as suppliers subject to continued determinations that any and all such purchases are at prices no less favorable than are available from non-affiliated parties. During the year ended December 31, 2003, the Company paid Lone Star Reel approximately $3,639,000, and Aegis Pallet approximately $700,000.

Performance Graph

The following graph sets forth the cumulative total stockholder return, which assumes reinvestment of dividends, of a $100 investment in the Company’s Common Stock, the Peer Group1 and CRSP Total Return Index for The Nasdaq Stock Market (U.S. companies).

The Company believes that although the companies included in the Peer Group are not entirely representative of the Company’s business in the building wire and cable industry, they are the only companies available that are representative of the Company’s business, and they accurately reflect the Company’s peers in the wire and cable industry.

COMPARISON OF QUARTERLY CUMULATIVE TOTAL RETURN
AMONG THE COMPANY, PEER GROUP AND CRSP TOTAL RETURN INDEX
FOR THE NASDAQ STOCK MARKET (U.S.)

Symbol	CRSP Total Returns Index for:	12/31/98	12/31/99	12/29/00	12/31/01	12/31/02	12/31/03

(FILLED BOX)	Encore Wire Corporation	100.00	82.4	62.8	130.8	97.8	193.0
(FILLED STAR)	Nasdaq Stock Market (US Companies)	100.00	185.4	111.8	88.7	61.3	91.7
(FILLED TRINGLE)	Self-Determined Peer Group(1)	100.00	69.4	61.8	65.7	31.0	48.6

(1)	Consists of the following companies, with each company being added to the index on its first date of public trading, as indicated: Cable Design Technologies Corporation (11/24/93), General Cable Corporation (5/16/97), Belden Inc. (9/30/93) and Superior Telecom, Inc. (10/11/96).

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Based on the recommendation of the Audit Committee, Ernst & Young LLP, which has served as the Company’s independent public accountants since the Company’s inception, has been appointed by the Board of Directors to audit the financial statements of the Company for the year ending December 31, 2004, subject to the ratification of such appointment by the stockholders of the Company. Although it is not required to do so, the Board of Directors is submitting the selection of auditors for ratification in order to obtain the stockholders’ approval of this appointment. The appointment of auditors will be approved by a vote of a majority of the holders of shares of Common Stock having voting power present in person or represented by proxy. If the selection is not ratified, the Board of Directors will reconsider the appointment. Representatives of Ernst & Young LLP are expected to be present at the meeting to respond to appropriate questions from the stockholders and will be given the opportunity to make a statement should they desire to do so.

The following table presents fees for professional services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2003 and 2002, and fees billed for other services rendered by Ernst & Young LLP during 2003 and 2002:

	2003	2002

Audit Fees (a)	$158,565	$145,260
Audit-related Fees (b)	$15,872	$15,756
Tax Fees (c)	$58,180	$85,305
All Other Fees (d)	$2,500	—

Total	$235,117	$246,321

(a)	Audit Fees
Fees and expenses paid to Ernst & Young LLP for the audit of the consolidated financial statements included in the Company’s Annual Report on Form 10-K, the reviews of the interim consolidated financial information included in the Company’s Quarterly Reports on Form 10-Q, consultations concerning financial accounting and reporting, and reviews of documents filed with the SEC and related consents.

(b)	Audit-Related Fees Fees and expenses paid to Ernst & Young LLP for benefit plans and other special audits.

(c)	Tax Fees Fees and expenses paid to Ernst & Young LLP for tax compliance, tax planning, and tax advice.

(d)	All Other Fees Consists of fees for annual access to Ernst & Young LLP online accounting research database.

The Audit Committee considered the level of fees rendered by Ernst & Young LLP and concluded that the services were compatible with maintaining Ernst & Young LLP’s independence.

The Audit Committee pre-approves audit and permissible non-audit services provided by the independent auditor. The Audit Committee follows certain procedures regarding the pre-approval of services provided by the independent auditor. Under these procedures, pre-approval is generally provided for up to one year and any pre-approval is detailed and specific as to the particular service to be provided. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee may delegate pre-approval authority to one or more of its members. Such member must report any decisions to the Audit Committee at the next scheduled meeting of the Audit Committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004

STOCKHOLDER PROPOSALS AND OTHER MATTERS

It is contemplated that the 2005 annual meeting of Stockholders of the Company will take place during the first half of April 2005. Stockholder proposals for inclusion in the Company’s proxy materials for the 2005 annual meeting of Stockholders must be received by the Company at its offices in McKinney, Texas, addressed to the Secretary of the Company, not less than 120 days in advance of the date that is one year after this proxy statement is first distributed to stockholders; provided, that if the 2005 annual meeting of Stockholders is changed by more than 30 days from the presently contemplated date, then proposals must be received a reasonable time in advance of the meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires directors and officers of the Company, and persons who own more than 10 percent of the Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock. Directors, officers and more than 10 percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2003, all of its directors, officers and more than 10 percent beneficial owners complied with all applicable Section 16(a) filing requirements.

ANNUAL REPORT

The Company has provided without charge to each person whose proxy is solicited hereby a copy of the 2003 Annual Report of the Company, which includes the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (including the consolidated financial statements) filed with the SEC. Additional copies of the Annual Report may be obtained without charge upon written request to the Company, Encore Wire Corporation, 1410 Millwood Road, McKinney, Texas, 75069, Attention: Corporate Secretary.

OTHER BUSINESS

At the date of this Proxy Statement, the only business that the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If, however, any other matters are properly brought before the 2004 Annual Meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote such proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors

Frank J. Bilban, Vice President - Finance, Treasurer and Secretary

APPENDIX A

ENCORE WIRE CORPORATION
AMENDED AND RESTATED CHARTER
OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I. PURPOSE

This Charter (“Charter”) shall govern the operations of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Encore Wire Corporation, a Delaware corporation (the “Corporation”). The purpose of the Committee is to (1) manage the engagement of the outside auditors and (2) assist and direct the Board in fulfilling its oversight responsibilities by conducting thorough reviews of: financial statements and reports provided by the Corporation to the government or to the public; the Corporation’s systems of internal controls regarding finance, accounting, and the Corporation’s auditing, accounting and financial reporting processes generally. Consistent with this purpose, the Committee shall encourage continuous improvement of, and shall foster adherence to, the Corporation’s policies, procedures and practices at all levels. The Committee’s primary responsibilities are to:

•	Monitor the Corporation’s accounting and financial reporting processes and systems of internal controls regarding finance and accounting.

•	Monitor the independence and performance of the Corporation’s outside auditors.

•	Provide an avenue of communication among the Board, the outside auditors, and financial and senior management of the Corporation.

•	Appoint and discharge, in its sole discretion, the corporation’s outside auditors.

In discharging its duties, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Corporation and, for this purpose, to engage on behalf of the Committee independent legal, accounting and other advisers at the Corporation’s expense. The Committee shall have sole authority to approve related fees and retention terms.

II. COMPOSITION

The Committee shall be comprised of three or more directors, each of whom shall be independent and free from any relationship that, in the opinion of the Board, would interfere with the exercise of that person’s independent judgment as a member of the Committee. Each member of the Committee shall meet all requirements for independence and experience promulgated by the National Association of Securities Dealers, Inc. (“NASD”), Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “Commission”) as applicable to the Corporation. Each member shall be able to read and understand fundamental financial statements, and at least one member shall be a financial expert as defined by the rules and regulations of the Commission and NASD. Furthermore, no member shall have participated in the preparation of the financial statements of the Corporation or any subsidiary of the Corporation during the past three years.

Members of the Committee shall be elected by the Board at the annual meeting of the Board to serve until their successors are duly elected and qualified. If a member is unable to serve a full term, the Board shall select a replacement. Unless a Chairman is elected by the full Board, the members of the Committee shall designate a Chairman by majority vote of the full Committee.

III. MEETINGS

The Committee shall meet at least four times annually, and more frequently as circumstances dictate. The Committee, or its Chairman, shall communicate each quarter with the outside auditors and management to review the Corporation’s interim financial statements in accordance with Section V.2., below. The Committee shall meet at least annually with management and the outside auditors in accordance with Section V.3., below. Such meetings and communications shall be, either in person or by conference telephone call, and shall be separate or together, at the discretion of the Committee.

IV. ACCOUNTABILITY

The independent auditor’s shall be ultimately accountable to the Committee, as representatives of the Corporation’s shareholders. The Committee shall have ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the outside auditors.

V. RESPONSIBILITIES

The responsibility of the Committee shall be to oversee the Corporation’s financial reporting process on behalf of the Board and to report the results of such oversight activities to the Board and to the shareholders of the Corporation. The responsibility of management is to prepare the Corporation’s financial statements. The responsibility of the outside auditors is to audit those financial statements. To fulfill its responsibilities the Committee shall:

Documents/Reports Review

1. Review and reassess the adequacy of this Charter, at least annually, as conditions dictate.

2. Prior to filing, review each Form 10-Q Quarterly Report for the Corporation with management and the outside auditors, in accordance with Statement on Auditing Standards No. 71 (“SAS No. 71”), and considering Statement on Auditing Standards No. 61 (“SAS No. 61”) as it relates to interim financial information.

3. Prior to filing, review and discuss the audited financial statements of the Corporation with management and the outside auditors, with specific attention to those matters required to be discussed by SAS No. 61.

4. Receive that formal written statement required by Independence Standards Board Standard No. 1 (“ISB Standard No. 1”) from the outside auditors and discuss with them that statement and their independence from management and the Corporation.

5. Based on the review and discussions set forth above, determine whether to recommend to the Board that the audited financial statements of the Corporation be included in its Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

6. Ascertain whether the members of the Committee continue to be independent (as heretofore defined) with respect to management and the Corporation.

7. Review as received the regular internal reports to management prepared by the financial staff and discuss them with management as necessary.

Outside auditors

8. Exercise its sole discretion in determining the appointment, funding and discharge of the Corporation’s outside auditors.

9. Prior to commencement of work on the annual audit by the outside auditors, discuss with them the overall scope and plan for their audit and discuss with management and the outside auditors the adequacy and effectiveness of the Corporation’s accounting and financial controls.

10. Review and pre-approve all auditing services and permitted non-audit services (including fees and terms thereof) to be performed for the Corporation by its outside auditors, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act; provided, however, that the following services are not “permitted non-audit services”:

•	bookkeeping or other services related to the accounting records or financial statements of the audit client;

•	financial information systems design and implementation;

•	appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

•	actuarial services;

•	internal audit outsourcing services;

•	management functions or human resources;

•	broker or dealer, investment adviser, or investment banking services;

•	legal services and expert services unrelated to the audit; and

•	any other service that the Committee determines, by regulation, is impermissible.

11. Provide an open avenue of communication among the outside auditors, financial and senior management and the Board and resolve disagreements between management and the outside auditors regarding financial reporting.

12. Instruct the outside auditors that the outside auditors are ultimately responsible to, and shall report directly to, the Committee.

13. Review and discuss reports from the outside auditors on:

•	all critical accounting policies and practices to be used;

•	all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the outside auditor; and

•	other material written communications between the outside auditor and management, such as any management letter or schedule of unadjusted differences.

14. Obtain from the outside auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Exchange Act, which sets forth certain procedures to be followed in any audit of financial statements required under the Exchange Act and assurance that Section 10A(b) of the Exchange Act has not been implicated.

Financial Reporting Processes

15. Review and discuss with the outside auditors their evaluation of the Corporation’s financial reporting processes, both internal and external.

16. Review and discuss with the outside auditors’ their judgment about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

17. With respect to reporting and recommendations:

•	to prepare any report or other disclosures, including any recommendation of the Committee, required by the rules of the Securities and Exchange Commission;

•	to review this Charter at least annually and recommend any changes to the full Board; and

•	to report its activities to the full Board on a regular basis and to make such recommendations with respect to the above and other matters as the Committee may deem necessary or appropriate, including recommending to the Board whether the audited financial statements should be included in the Corporation’s Form 10-K.

Process Improvement

18. Review and discuss with the outside auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been or can be implemented.

19. Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Legal Matters

20. Review, with the Corporation’s counsel (a) legal compliance matters and (b) other legal matters that could have an impact on the Corporation’s financial statements.

21. Review disclosures made to the Committee by the Corporation’s CEO and CFO, during their certification process for the Form 10-K and Form 10-Q, about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Corporation’s internal controls.

Other Matters

22. Review all related party transactions for potential conflicts of interest on an ongoing basis and pre-approve any such transactions.

Adopted: February 13, 2004

ANNUAL MEETING OF STOCKHOLDERS OF

ENCORE WIRE CORPORATION

May 4, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	O	Vincent A. Rego
		O	Donald E. Courtney
☐	WITHHOLD AUTHORITY	O	Daniel L. Jones
	FOR ALL NOMINEES	O	Thomas L. Cunningham
		O	William R. Thomas
☐	FOR ALL EXCEPT	O	John H. Wilson
	(See instructions below)	O	Joseph M. Brito
		O	Scott D. Weaver

2.	PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004:	FOR ☐	AGAINST ☐	ABSTAIN ☐

Each of the named attorneys and proxies (or his substitute) is authorized to vote in his discretion upon such other business as may properly come before the meeting or any adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature if held jointly	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ENCORE WIRE CORPORATION

Annual Meeting May 4, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints VINCENT A. REGO, DANIEL L. JONES and FRANK J. BILBAN, and each of them, as the undersigned’s attorneys and proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as directed below, all the shares of common stock of ENCORE WIRE CORPORATION (the “Company”) held of record by the undersigned on March 5, 2004, at the annual meeting of stockholders to be held on May 4, 2004 or any adjournment thereof.

     This proxy when properly executed will be voted in the manner directed hereby by the undersigned stockholder. If no direction is made, this proxy will be voted FOR management’s nominees for election as directors and FOR the other proposal set forth on the reverse side.

(Continued and to be signed on the reverse side)